EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment Number 9 to Registration Statement Number 2-48986 on Form S-8, Registration Statement Number 33-53715 on Form S-8, Registration Statement Number 333-11604 on Form S-8 (as amended), Registration Statement Number 333-106610 on Form S-4 (as amended), and in the related Prospectuses of our report dated June 30, 2004, with respect to the consolidated financial statements of Texas Industries, Inc. included in the Annual Report on Form 10-K for the year ended May 31, 2004.

Ernst & Young LLP

Dallas, Texas

August 6, 2004